Exhibit 10.2

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by “[**Redacted**]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

SIXTH AMENDMENT TO SUPPLY AGREEMENT

This Sixth Amendment to the Supply Agreement (the “Sixth Amendment”) is entered into the 1st day of October, 2012, by and between Rite Aid Corporation (“Rite Aid”) and McKesson Corporation (“McKesson”).

INTRODUCTION

Pursuant to the terms of the Supply Agreement dated December 22, 2003 (the “Rite Aid Agreement”) as amended by the First Amendment to Supply Agreement dated December 8, 2007 (the “First Amendment”), the Second Amendment to the Supply Agreement dated November 7, 2008 (the “Second Amendment”), the Third Amendment to the Supply Agreement dated February 1, 2009 (the “Third Amendment”), the Fourth Amendment to the Supply Agreement dated December 11, 2009 (the “Fourth Amendment”), and the Fifth Amendment to the Supply Agreement dated June 22, 2010 (the “Fifth Amendment”) (collectively referred to herein as the “Agreement”), McKesson and Rite Aid entered into an agreement to establish a program for McKesson’s supply of pharmaceuticals and certain OTC products to Rite Aid.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, McKesson and Rite Aid agree as follows:

1.                                      As of the Sixth Amendment Effective Date (as defined below), Section 1.2 of the Agreement is deleted in its entirety and replaced with the following:

1.2.                            Renewal Term.  At the conclusion of the Initial Term this Agreement shall renew for an additional six year and five month term (“Renewal Term”) commencing on November 1, 2009 and ending on March 31, 2016, unless earlier terminated in accordance with Section 13.

2.                                As of the Sixth Amendment Effective Date, the following is added to Section 2.1(c) Exceptions of the Agreement:

xi.                                   Products purchased for dispensing by Rite Aid Specialty Pharmacy, LLC, as it currently exists or is expanded as well as any other specialty pharmacies built or acquired.

3.                                      As of November 1, 2012, the DSD Cost of Goods Matrix in Section 3.2 of the Agreement is deleted in its entirety and replaced with the following:

DSD COST OF GOODS MATRIX

Chain-Wide Average Product Purchases Per Location/Month (less all returns)				Rite Aid Contract	Schedule II
From	To	Rx	OTC	Items	Narcotics
[**Redacted**]

4.                                      As of November 1, 2012, Section 3.4 of the Agreement is deleted in its entirety and replaced with the following:

3.4                               DSD Returns Adjustment: As an incentive for Rite Aid to continue to maintain its chain-wide average DSD return volume at or below [**Redacted**] of total DSD purchases (“DSD Acceptable Returns Volume Percentage”), Rite Aid’s DSD Cost of Goods shall only be subject to an adjustment, as determined pursuant to the matrix below, based on Rite Aid’s performance for each quarter effective for the following quarter in the event that Rite Aid does not achieve the DSD Acceptable Returns Volume Percentage. Any applicable adjustment will take place [**Redacted**] after [**Redacted**], and continue for [**Redacted**].

% of Chain-Wide Average Saleable Returns & Allowances to DSD Purchases	Adjustments to Cost of Goods Markup on All DSD Purchases (Rebate Amounts Not Cumulative)
[**Redacted**]	[**Redacted**]

5.                                      As of November 1, 2012, Section 3.9(a) of the Agreement is deleted in its entirety and replaced with the following:

(a)                                 For the period of November 1, 2012 through March 31, 2013, McKesson will issue to Rite Aid a rebate, in the form of a credit, in an amount equal to [**Redacted**] of the Cost of Goods for Warehouse purchases of Branded Rx Products and OTC Products (net of Warehouse returns as provided in Section 8.1 and excluding Warehouse Repackaged Merchandise) (the “Buy Profit Rebate”).  The Buy Profit Rebate shall be paid [**Redacted**] for purchases made [**Redacted**]. An illustration of the Buy Profit Rebate calculation is set forth below:

Total [**Redacted**] Warehouse Purchases of Branded Rx Products and OTC Products	(-) Warehouse Returns (Includes returns to vendors)	(-) Warehouse Repackaged purchases	(X) Buy Profit Rebate of [**Redacted **]	(=) Buy Profit Rebate
[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]

As of April 1, 2013 through March 31, 2014 the Buy Profit Rebate will be calculated on an amount equal to [**Redacted**] (rather than the previous amount of [**Redacted**]).  From April 1, 2014 through the remainder of the Term of the Agreement, the Buy Profit Rebate shall be equal to [**Redacted**].

6.                                      As of the Sixth Amendment Effective Date, the third sentence of Section 3.10 of the Agreement is deleted in its entirety.

7.                                      As of November 1, 2012, the language “[**Redacted**]….” in Section 10.1 of the Agreement is deleted in its entirety and replaced with “[**Redacted**]” and the table immediately after Section 10.1(b) is deleted in its entirety and replaced with the following table:

Total Annualized Rite Aid combined
DSD and Warehouse Generic
Purchases plus Negative Generic
Purchasing Events(s)
[**Redacted**] (net of any returns,
rebates, allowances, and all credits
and adjustments issued for Generics
purchases).

Monthly COG adjustment or upcharge(1)
[**Redacted**]	[**Redacted**]

(1)To be applied across all Cost of Goods for Products delivered by DSD, Warehouse, RxPak and Cross-Dock.

8.                                      As of the Sixth Amendment Effective Date, the header on the left side of the table in Section 10.1(b) of the Agreement is deleted in its entirety and replaced with the following:

Total Annualized Rite Aid combined DSD and Warehouse Purchases of Generics Rx Product plus Negative Generic Purchasing Event(s) [**Redacted**] (net of all returns, rebates, allowances and all credits and adjustments issued for Generics purchases).

9.                                      As of the Sixth Amendment Effective Date, the following is added as a new Section 10.6 to the Agreement:

10.6        McKesson will provide to Rite Aid [**Redacted**] reports indicating stocking levels at each McKesson Forward DC servicing Rite Aid for Generic products included in Rite Aid’s formulary.

10.                               As of November 1, 2012, the first paragraph of Section 11.1 of the Agreement is deleted in its entirety and replaced with the following:

11.1.                     In consideration of the various purchase commitments set forth in this Agreement, McKesson will provide throughout the Renewal Term of the Agreement a [**Redacted**] rebate to Rite Aid on total purchases of Merchandise (net of all returns) by Rite Aid (such rebate shall be referred to herein as a “[**Redacted**] Purchase Volume Rebate”).  Each [**Redacted**] Purchase Volume Rebate shall be paid to Rite Aid [**Redacted**].

11.                               This Sixth Amendment shall become effective on the first date on which both Rite Aid and McKesson shall have executed it (the “Sixth Amendment Effective Date”).

12.                               Except as amended above, the Agreement remains unchanged and in full force and effect.

13.                               This Sixth Amendment may be executed in counterparts, all of which taken together shall constitute an original.

14.                               This Sixth Amendment, together with the Agreement, as amended, embodies the entire agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements, understandings, and representations with the exception of any promissory note, security agreement, or other credit or financial document(s) executed by Rite Aid or between Rite Aid and McKesson.

IN WITNESS WHEREOF, the parties have caused this Sixth Amendment to be duly executed as of the date written below.  The persons signing this Sixth Amendment warrant that they are duly authorized to sign for and on behalf of their respective parties. This Sixth Amendment shall be deemed accepted by McKesson only on its execution by a duly authorized representative of McKesson.

RITE AID CORPORATION		McKESSON CORPORATION

By:	/s/ Christopher Hall	By:	/s/ Paul C. Julian

Name:	Christopher Hall	Name:	Paul C. Julian

Title:	SVP, Pharmacy Services	Title:	Executive Vice President, Group President

Date:	September 18, 2012	Date:	October 1, 2012